UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006 (June 26, 2006)

NEXTEL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29633	91-1930918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 CARILLON POINT

KIRKLAND, WASHINGTON 98033

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 576-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 26, 2006, pursuant to the “Put Right” under the Restated Certificate of Incorporation, as amended (the “Charter”), of Nextel Partners, Inc. ( the “Company”), the Company became a wholly owned indirect subsidiary of Sprint Nextel Corporation (“Sprint Nextel”) through a redemption of the Company’s Class A Common Stock (the “Put Transaction”). The full text of the Company’s Charter is filed as Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed on February 22, 2000.

On the same date and following the completion of the Put Transaction, the Company and The Bank of New York, as trustee, executed first supplemental indentures (the “Supplemental Indentures”) amending (i) the indenture, dated as of May 13, 2003 (the “May Indenture”) and (ii) the indenture, dated as of August 6, 2003 (the “August Indenture” and, together with the May Indenture, the “Indentures”), relating to the Company’s 1  1/2% Convertible Senior Notes (the “Notes”). The Supplemental Indentures amend the Indentures to change the conversion rights of the Notes from shares of the Company’s Class A Common Stock into an amount in cash equal to $28.50 for each share of Class A Common Stock into which the Notes were previously convertible based on the amount paid per share in the Put Transaction.

The foregoing summary of the material provisions of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indentures filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective June 26, 2006, the Board of Directors of the Company terminated the Company’s 1999 Nonqualified Stock Option Plan, Third Amended and Restated as of July 24, 2002, as further amended (the “1999 Option Plan”) and the Company’s Restricted Stock Plan, approved May 8, 2003 (“Restricted Stock Plan”). The 1999 Option Plan and Restricted Stock Plan granted awards of options to purchase Class A Common Stock of the Company and restricted shares of Class A Common Stock of the Company, respectively. Following the completion of the Put Transaction, no further options or restricted shares will be issued under the plans and no options or restricted stock granted pursuant to and subject to the terms of the 1999 Option Plan or the Restricted Stock Plan remain outstanding.

Item 5.01.	Change in Control of Registrant.

On June 26, 2006, pursuant to the Put Transaction, the Company became a wholly owned indirect subsidiary of Sprint Nextel through a redemption of each share of Class A Common Stock of the Company for $28.50 per share. All shares of the Company’s Class B Common Stock continue to be outstanding and held by Nextel WIP

Corp, a wholly owned indirect subsidiary of Sprint Nextel. As a result, Nextel WIP Corp. now holds 100% of the capital stock of the Company, and the Company no longer lists its common stock on NASDAQ or any stock exchange.

Each outstanding option to acquire shares of Class A Common Stock became fully vested at the closing of the Put Transaction and each holder thereof received an amount in cash equal to the product of (x) the total number of shares of Class A Common Stock subject to the option multiplied by (y) the excess, if any, of the $28.50 redemption price payable in the Put Transaction over the exercise price per share of the Class A Common Stock under such option.

The total amount of consideration paid in the Put Transaction to holders of Class A Common Stock and holders of options to purchase shares of Class A Common Stock was approximately $6.5 billion, funded in cash by Nextel Communications, Inc., a wholly owned subsidiary of Sprint Nextel, and an affiliate. The amount of the Put Right consideration was determined by an independent third party appraisal process to determine “Fair Market Value” pursuant to the Charter.

The foregoing summary of the Put Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter, filed as Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 on February 22, 2000 and the Current Report on Form 8-K, including the exhibits filed therewith, filed by the Company on December 20, 2005.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 26, 2006 and following the completion of the Put Transaction, Nextel WIP Corp., the sole shareholder of the Company, removed John Chapple, Adam Aron, Steven B. Dodge, Arthur W. Harringan, Jr., James N. Perry, Jr., Caroline H. Rapking, Christopher T. Rogers and Dennis M. Weibling from the Board of Directors of the Company. On that same date and following the completion of the Put Transaction, the following officers, among others, were removed from the positions opposite their name:

Name	Office
John Chapple	President, Chief Executive Officer and Chairman of the Board

Barry Rowan	Executive Vice President, Chief Financial Officer

Linda Allen	Chief Accounting Officer

The following officers, among others, were elected by the Board of Directors, effective June 26, 2006 and following the completion of the Put Transaction, to their respective position opposite their name; background information follows:

Name	Office
Gary D. Forsee	President and Chief Executive Officer

Len J. Lauer	Chief Operating Officer

Paul N. Saleh	Chief Financial Officer

William G. Arendt	Vice President and Controller

Gary D. Forsee, age 56, has served as Chief Executive Officer and President of Sprint Nextel and directors since March 2003 and Chairman from May 2003 until August 2005. Mr. Forsee served as Vice Chairman—Domestic Operations of BellSouth Corporation from January 2002 to March 2003, President of BellSouth International from 2000 to 2001, during which time he also was Chairman of Cingular Wireless from 2001 to January 2002. He is also a director of Goodyear Tire & Rubber Co.

Len J. Lauer, age 49, has been Chief Operating Officer of Sprint Nextel since September 2003. He also served as President of Sprint Corporation from September 2003 until the Sprint-Nextel merger in August 2005, and as President—Sprint PCS from October 2002 until October 2004, and served as President—Long Distance (formerly called Global Markets Group) from September 2000 until October 2002.

Paul N. Saleh, age 50, was elected Chief Financial Officer of Sprint Nextel Corporation at the time of the Sprint-Nextel merger in August 2005. He served as Executive Vice President and Chief Financial Officer of Nextel Communications, Inc. from September 2001 to August 2005. From June 1999 to August 2001, he served as Senior Vice President and Chief Financial Officer of Disney International, a subsidiary of The Walt Disney Company.

William G. Arendt, age 49, was elected Senior Vice President and Controller of Sprint Nextel at the time of the Sprint-Nextel merger in August 2005. He served as Senior Vice President of Nextel Communications, Inc. from February 2004 until August 2005, and as Controller from May 1997 until August 2005. Prior to this, Mr. Arendt served as Vice President of Nextel Communications, Inc. from May 1997 until February 2004.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the completion of the Put Transaction, the Board adopted amended and restated bylaws of the Company (as amended and restated, the “Amended and Restated Bylaws”), that became effective on June 26, 2006. The Amended and Restated Bylaws, among other things, allow the Board of Directors to determine the number of directors that will constitute the whole board; allow for Directors to be removed with or without cause by the holders of a majority of the outstanding shares; permit the election of an executive committee; set the officer positions of the Company; allow for the removal of officers without cause by a vote of the majority of the whole Board; and allow for the indemnification of officers, directors and employees as approved by a majority vote of the Board or the holders of the outstanding shares.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, filed as Exhibit 3.1 to this Current Report of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws, dated as of June 26, 2006

4.1	Supplemental Indenture, dated as of June 26, 2006, to the May Indenture, dated as of May 13, 2003

4.2	Supplemental Indenture, dated as of June 26, 2006, to the August Indenture, dated as of August 6, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL PARTNERS, INC.

/s/ Gary D. Begeman
Gary D. Begeman Vice President

Date: June 27, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws, dated as of June 26, 2006

4.1	Supplemental Indenture, dated as of June 26, 2006, to the May Indenture, dated as of May 13, 2003

4.2	Supplemental Indenture, dated as of June 26, 2006, to the August Indenture, dated as of August 6, 2003